PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 1 of 13

Exhibit 99.1

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2007 SECOND QUARTER RESULTS

Net Revenue Excluding World Cup Incremental Increases 8.2%1

Univision Network Ranks as #3 Network in the Country in Second Quarter

With Larger 18-34 Audience than NBC and CBS

Univision Radio Leads the Industry with 12% Revenue Growth and is Ranked #1 Among Adults 25-54 (Hispanic and non-Hispanic) in Los Angeles, Miami, Dallas, Phoenix, and Las Vegas

NEW YORK, NY, August 9, 2007 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the second quarter ended June 30, 2007. For the second quarter, net revenue increased 8.2%1 to $562.2 million from $519.4 million in the second quarter of 2006 excluding 2006 FIFA World Cup estimated incremental net revenues of $84.3 million. Including World Cup incremental revenue in 2006, net revenue decreased 6.9% and adjusted operating income before depreciation and amortization2 increased 3.2% to $247.9 million in 2007 from $240.1 million in 2006. Prior to the completion of the merger on March 29, 2007, the Buyers decided to sell the Company’s music recording and publishing businesses. As a result, the music division results of operations, assets and liabilities are reported as a discontinued operation for all periods presented and are not included in the above results.

Joe Uva, Chief Executive Officer, said, “Univision achieved strong operational and financial results in the second quarter compared to the broadcast industries, with continued momentum in our radio and online businesses. The Univision Network earned the #3 primetime ranking for the entire quarter, with a young adult audience larger than CBS, NBC and CW. Univision Radio achieved industry-leading revenue growth. Univision.com further solidified its place as the #1 Internet destination among Hispanics with the successful launches of its video portal and social networking platform. This quarter we began to demonstrate our focus on leveraging the connection Univision has with its audience in new and creative ways through the development of an innovative campaign with Unilever, which included a first of its kind mininovela on Univision.com that was launched in July. We intend to continue to find unique ways to leverage our connection to our audience and their loyalty to Univision for the benefit of our advertisers across all of our platforms.”

[1]

Net revenue increase represents 2007 actual net revenue of $562.2 million divided by 2006 net revenue of $519.4 million adjusted to exclude the impact of estimated World Cup incremental net revenue in 2006 of $84.3 million.

[2]

Operating income before depreciation and amortization (“OIBDA”) and income from continuing operations are presented on an adjusted basis. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 2 of 13

Andrew W. Hobson, Senior Executive Vice President, Chief Financial Officer and Chief Strategic Officer, said, “Univision’s second quarter net revenue increased 8.2%1 compared to last years excluding the estimated impact of World Cup Incremental in 2006, driven by notable growth in the Company’s radio and online businesses. Excluding the estimated impact of World Cup Incremental in 2006, our adjusted operating income before depreciation and amortization grew approximately 5.0%, led once again by our radio business which delivered strong OIBDA growth of 12.8% in the second quarter.”

The following tables set forth the Company’s unaudited financial performance for the three months and six months ended June 30, 2007 and 2006 by segment:

Unaudited In millions	Three Months Ended June 30,
	Net Revenues		Operating Income Before Depreciation and Amortization[3]
	2007	2006	Adjusted 2007	Adjusted 2006
Television	$433.7	$489.0	$192.7	$191.5
Radio	117.1	104.3	51.3	45.4
Internet	11.4	10.4	3.9	3.2

Consolidated	$562.2	$603.7	$247.9	$240.1

Unaudited In millions	Six Months Ended June 30,
	Net Revenues		Operating Income Before Depreciation and Amortization[3]
	2007	2006	Adjusted 2007	Adjusted 2006
Television	$774.6	$812.2	$312.0	$305.9
Radio	204.0	176.8	77.6	63.0
Internet	20.9	17.3	4.9	3.4

Consolidated	$999.5	$1,006.3	$394.5	$372.3

[3]

OIBDA and income from continuing operations are presented on an adjusted basis. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 3 of 13

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the second quarter 2007, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience Statistics

2nd Quarter 2007

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	2,052	4,416
2	ABC	1,441	3,479
3	UNIVISION	1,173	2,099
4	NBC	1,124	2,733
5	CBS	1,057	3,236
6	CW	726	1,285
7	USA	549	1,169
8	TNT	535	1,159
9	TBSC	434	852
10	MTV	388	486

Source: Nielsen Media Research, NTI, 04/02/07-07/01/07 Live+SD data. Primetime defined as M-Sa 8-11p, Su 7-11p.

*	By Adults 18-34

The Univision Network significantly increased its ranking in the 2007 second quarter, outdelivering NBC, CBS and the CW to rank as the #3 network in the country in primetime among all Adults 18-34 as measured by Nielsen’s NTI. Among all Adults 18-49 and Total Viewers 2+, Univision maintained its ranking as the #5 network in the country. In the second quarter, Univision increased its primetime audience 11% among Adults 18-34 compared to the same quarter last year, and delivered more young adult viewers than ABC, CBS, NBC or FOX on four out of every five nights of the quarter. Among Adults 18-49, Univision increased its audience 10% compared to last year, achieving its highest ever second quarter audience level in primetime (M-Su 7-11 pm). Univision’s broadcast of the finale of its highly successful primetime novela “La Fea Más Bella” (“The Prettiest Ugly Girl”) reached an estimated audience of 10.5 million unduplicated viewers, making Univision the #1 network of the entire night among all Adults 18-34 and 18-49.

Locally, during the 2007 May Sweeps, Univision stations were ranked as the #1 station in any language in primetime among all Adults 18-34 in Los Angeles, Houston, Dallas, Austin, Fresno and Bakersfield, and among all Adults 18-49 in Los Angeles, Houston, Fresno and Bakersfield. In total day, Univision stations were ranked as the #1 station in any language in Los Angeles, Miami (tie), Houston, Dallas, Austin, San Francisco (tie), Phoenix, Fresno and Bakersfield among all Adults 18-34 and in Los Angeles, Miami, Houston, Phoenix, Fresno and Bakersfield among all Adults 18-49.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 4 of 13

TeleFutura Network

In the 2007 second quarter, TeleFutura increased its Adult 18-34 audience 13% and its Adult 18-49 audience 17% in primetime (M-Su 7-11 pm) over last year. In total day, TeleFutura increased its viewership 17% among Adults 18-34 and 18% among Adults 18-49, compared to the 2006 second quarter. During the quarter, TeleFutura was the #2 Spanish-language network, behind only Univision and outdelivering Telemundo, in early morning and weekend daytime among Adults 18-34. Also during the quarter, TeleFutura broadcast the majority of the matches of the 2007 Copa Oro soccer tournament. Viewership of this year’s Copa Oro increased by huge margins among all key demographics compared to the last Copa Oro two years ago, including by 103% among Adults 18-34, 122% among Adults 18-49 and 127% among Total Viewers 2+.

Galavisión Network

The Galavisión Network delivered its strongest ever second quarter performance in total day, achieving an audience increase of 13% among Adults 18-49 compared to second quarter last year. In addition, Galavisión grew its primetime viewership 8% among Total Viewers 2+, over the same quarter last year. Galavisión remained the #1 Spanish-language cable network among U.S. Hispanics during the quarter, attracting more than double the combined Adult 18-49 audience of the other measured Spanish-language cable networks in total day and primetime. Additionally, Galavisión outdelivered broadcast network Azteca America in primetime by 33% and total day by 30% among Adults 18-49.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 12% in the second quarter of 2007, outperforming the industry as a whole, which is estimated to have finished flat. In the Arbitron Spring 2007 book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth among Adults 18-34 and Adults 25-54 in key markets. In Los Angeles, Univision Radio maintained its leadership position with KSCA and KLVE ranking as the #1 and #2 (tied) stations in the market among all Adults 25-54 (Hispanic and Non-Hispanic), respectively. Univision Radio’s New York station cluster posted notable audience share increases of 24% among Adults 18-34 and 44% among Adults 25-54 compared to the Spring 2006 book. In addition, Univision Radio ranked as the #1 station among all Adults 25-54 (Hispanic and non-Hispanic) in Miami, Dallas, Phoenix and Las Vegas. In Chicago, Univision Radio improved its ranking to #2 in the market among Adults 25-54 (Hispanic and non-Hispanic).

INTERNET HIGHLIGHTS

Univision Online achieved another quarter of significant growth, increasing page impressions by 17% and unique visits by 30% compared to the second quarter last year. During the 2007 second quarter, Univision.com launched its comprehensive video portal, giving users instant access to Univision Online’s extensive collection of videos, which helped to increase video streams on the site by 279% compared to a year ago. In addition, during the quarter Univision Online was the recipient of nine Promax/BDA North America Awards, which honor excellence in marketing, promotion and application design in electronic media.

OPTIMIZE OUR PORTFOLIO OF ASSETS

We intend to focus our portfolio of assets on advertising-driven businesses in our core markets. Accordingly, we intend to sell certain non-core assets, including our music publishing and recording businesses and potentially a portfolio of non-core radio and television stations and excess real estate.

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on Friday, August 10, 2007, at 11:00 a.m. ET/8:00 a.m. PT. To participate in the conference call, please dial (800) 310-7032 fifteen minutes prior to the start of the call. The call transcript will also be available on

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 5 of 13

www.univision.net and the replay will be available beginning at 2:00 p.m. ET Friday, August 10, 2007, through Friday, August 17, 2007. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 7519924.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 89% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.8% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	failure to service our debt;

•	risks associated with cancellations, reductions or postponements of advertising;

•	lack of audience acceptance of our content;

•	our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa;

•	the dependence of our programming and music businesses on popular acceptance;

•	geographic concentration of the U.S. Hispanic population;

•	piracy of our programming and other content;

•	our ability to respond to rapid changes in technology;

•	changes in U.S. communications laws or other regulations;

•	our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights;

•	vigorous enforcement or enhancement of Federal Communications Commission, or FCC, indecency and other program content rules;

•	our inability to realize the full value of our significant goodwill;

•	our inability to realize anticipated cost savings;

•	our inability to implement and upgrade effectively our accounting and operations support systems;

•	our dependence on the performance of our senior executives;

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 6 13

•	the control of our Company by the Buyers following consummation of the Transactions;

•	our inability to recover payments under protest and license fee overcharges;

•	our inability to receive incremental amount of estimated rate increases from a satellite television provider; and

•	unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET (LOSS) INCOME

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. OIBDA, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis to exclude merger related expenses, a voluntary contribution per FCC consent decree, a management fee, share-based compensation expense recorded in accordance with SFAS No. 123R Accounting For Stock-Based Compensation, Televisa litigation costs and Televisa payments under protest and other license fee overcharges, consulting expense associated with a finance transformation project and an asset impairment charge.

Adjusted OIBDA and adjusted income from continuing operations are not, and should not be used as, indicators of or alternatives to operating income or net (loss) income as reflected in the consolidated financial statements. They are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with GAAP. Since the definitions of adjusted OIBDA and adjusted income from continuing operations may vary among companies and industries they should not be used as measures of performance among companies.

The tables below set forth a reconciliation of adjusted OIBDA to operating income for each segment and consolidated net income (loss), which are the most directly comparable GAAP financial measures.

	Three Months Ended June 30, 2007
Unaudited In millions	Consolidated	Television	Radio	Internet
Adjusted OIBDA	$247.9	$192.7	$51.3	$3.9
Depreciation and amortization	40.9	36.3	2.6	2.0
Merger related expenses	4.2	3.6	0.6	—
Management fee	5.0	5.0	—	—
Share-based compensation expense	1.4	1.4	—	—
Televisa litigation costs and Televisa payments under protest and other license fee overcharges	6.6	6.6	—	—
Finance transformation expense	2.1	2.1	—	—

Operating income	$187.7	$137.7	$48.1	$1.9

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 7 13

	Three Months Ended June 30, 2007
Unaudited In millions	As Reported	Adjustments		Adjusted
Operating income	$187.7	$19.3	[4]	$207.0
Other (income) expense:
Interest expense, net	200.5	—		200.5
Amortization of deferred financing costs	13.3	—		13.3
Stock dividend	(0.2)	—		(0.2)
Equity income in unconsolidated subsidiaries and other	(0.8)	—		(0.8)

(Loss) income before taxes	(25.1)	19.3		(5.8)
(Benefit) provision for income taxes	(8.7)	7.3		(1.4)

(Loss) income from continuing operations	(16.4)	$12.0		$(4.4)

(Loss) from discontinued operations, net of income tax	(3.1)

Net loss	$(19.5)

	Three Months Ended June 30, 2006
Unaudited In millions	Consolidated	Television	Radio	Internet
Adjusted OIBDA	$240.1	$191.5	$45.4	$3.2
Depreciation and amortization	20.6	17.0	3.1	0.5
Shared-based compensation	3.4	2.3	1.0	0.1
Televisa litigation costs and Televisa payments under protest and other license fee overcharges	6.8	6.8	—	—
Merger related expenses	6.5	6.5	—	—

Operating income	$202.8	$158.9	$41.3	$2.6

	Three Months Ended June 30, 2006
Unaudited In millions	As Reported	Adjustments		Adjusted
Operating income	$202.8	$16.7	[5]	$219.5
Interest expense, net	23.9	—		23.9
Amortization of deferred financing costs	0.6	—		0.6
Stock dividend	(0.4)	—		(0.4)
Equity income in unconsolidated subsidiaries and other	(0.5)	—		(0.5)

Income before taxes	179.2	16.7		195.9
Provision for income taxes	69.5	7.3		76.8

Income from continuing operations	109.7	$9.4		$119.1

(Loss) from discontinued operations, net of income tax	(2.3)

Net income	$107.4

[4]

For the three months ended June 30, 2007, the Company incurred charges of $4.2 million for merger related expenses, $5.0 million for a management fee, $1.4 million for share-based compensation expense recorded in accordance with SFAS No. 123R, $6.6 million for Televisa litigation costs and Televisa payments under protest and other license fee overcharges and $2.1 million for consulting expense associated with a finance transformation project.

[5]

For the three months ended June 30, 2006, the Company incurred charges of $3.4 million for share-based compensation expense recorded in accordance with SFAS No. 123R, $6.8 million for Televisa litigation costs and Televisa payments under protest and other license fee overcharges and $6.5 million for merger related expenses.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 8 13

	Six Months Ended June 30, 2007[6]
Unaudited In millions	Consolidated	Television	Radio	Internet
Adjusted OIBDA	$394.5	$312.0	$77.6	$4.9
Depreciation and amortization	61.0	53.0	5.4	2.6
Merger related expenses	148.4	142.1	6.3	—
Management fee	5.0	5.0	—	—
Share-based compensation expense	6.3	5.0	1.1	0.2
Televisa litigation costs and Televisa payments under protest and other license fee overcharges	13.2	13.2	—	—
Voluntary contribution per FCC consent decree	24.0	24.0	—	—
Finance transformation expense	4.6	4.6	—	—

Operating income	$132.0	$65.1	$64.8	$2.1

	Six Months Ended June 30, 2007[6]
Unaudited In millions	As Reported	Adjustments		Adjusted
Operating income	$132.0	$201.5	[7]	$333.5
Other (income) expense:
Interest expense, net	218.4	—		218.4
Amortization of deferred financing costs	13.8	—		13.8
Stock dividend	(0.6)	—		(0.6)
Equity income in unconsolidated subsidiaries and other	(1.5)	—		(1.5)
Loss on extinguishment of debt	1.6	(1.6)		—

(Loss) income before taxes	(99.7)	203.1		103.4
(Benefit) provision for income taxes	(14.7)	56.4		41.7

(Loss) income from continuing operations	(85.0)	$146.7		$61.7

(Loss) from discontinued operations, net of income tax	(1.6)

Net loss	$(86.6)

	Six Months Ended June 30, 2006
Unaudited In millions	Consolidated	Television	Radio	Internet
Adjusted OIBDA	$372.3	$305.9	$63.0	$3.4
Depreciation and amortization	41.1	34.2	5.9	1.0
Shared-based compensation	6.2	4.2	1.8	0.2
Televisa litigation costs and Televisa payments under protest and other license fee overcharges	10.2	10.2	—	—
Asset impairment charge	1.6	—	1.6	—
Merger related expenses	7.3	7.3	—	—

Operating income	$305.9	$250.0	$53.7	$2.2

[6]

The Company’s combined results for the six months ended June 30, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and three months ended June 30, 2007, which is a combination of two basis of accounting.

[7]

For the six months ended June 30, 2007, the Company incurred charges of $148.4 million for merger related expenses, $24.0 million for a voluntary contribution per a FCC consent decree, $5.0 million for a management fee, $6.3 million for share-based compensation expense recorded in accordance with SFAS No. 123R, $13.2 million for Televisa litigation costs and Televisa payments under protest and other license fee overcharges and $4.6 million for consulting expense associated with a finance transformation project.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 9 13

Unaudited In millions	Six Months Ended June 30, 2006
	As Reported	Adjustments		Adjusted
Operating income	$305.9	$25.3	[8]	$331.2
Interest expense, net	48.5	—		48.5
Amortization of deferred financing costs	1.4	—		1.4
Stock dividend	(0.9)	—		(0.9)
Equity income in unconsolidated subsidiaries and other	(1.1)	—		(1.1)
Gain on sale of Entravision stock	(1.3)	1.3		—

Income before taxes	259.3	24.0		283.3
Provision for income taxes	97.2	9.5		106.7

Income from continuing operations	162.1	$14.5		$176.6

(Loss) from discontinued operations, net of income tax	(0.7)

Net income	$161.4

[8]

For the six months ended June 30, 2006, the Company incurred charges of $6.2 million for share-based compensation expense recorded in accordance with SFAS No. 123R, $10.2 million for Televisa litigation costs and Televisa payments under protest and other license fee overcharges , $1.6 million for an asset impairment charge and $7.3 million for merger related expenses.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 10 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$142.9	$103.5
Accounts receivable, net	471.8	426.6
Program rights	26.8	27.3
Income taxes receivable	57.4	—
Deferred tax assets	19.5	12.4
Prepaid expenses and other	33.5	36.1
Current assets held for sale	50.8	58.0

Total current assets	802.7	663.9
Property and equipment, net	680.2	590.4
Intangible assets, net	7,138.9	4,298.2
Goodwill	7,115.4	2,002.8
Deferred financing costs, net	316.8	5.5
Program rights	16.4	17.4
Investments in equity method investees	52.0	50.2
Investments in cost method investees	180.7	161.4
Other assets	102.0	19.1
Non-current assets held for sale	366.9	357.5

Total assets	$16,772.0	$8,166.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$189.3	$156.5
Income taxes payable	—	8.1
Accrued interest	152.4	22.4
Accrued license fees	19.6	17.9
Program rights obligations	17.8	15.7
Current portion of long-term debt and capital lease obligations	203.3	202.3
Current liabilities held for sale	58.0	60.7

Total current liabilities	640.4	483.6
Long-term debt	9,765.5	922.2
Capital lease obligations	45.7	47.4
Program rights obligations	13.6	13.9
Deferred tax liabilities	2,255.6	1,084.6
Other long-term liabilities	57.7	53.5
Non-current liabilities held for sale	12.2	(0.3)

Total liabilities	12,790.7	2,604.9

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2007 and 1,040,000,000 shares authorized in 2006; 1,000 shares issued and outstanding in 2007 and 309,943,277 shares issued and 309,533,633 shares outstanding in 2006	—	3.1
Paid-in-capital	3,973.0	4,268.9
Retained (deficit) earnings	(19.5)	1,305.7
Accumulated other comprehensive income (loss)	27.8	(1.7)
Treasury stock, at cost, 409,644 shares in 2006	—	(14.5)

Total stockholders’ equity	3,981.3	5,561.5

Total liabilities and stockholders’ equity	$16,772.0	$8,166.4

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 11 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited and in millions)

	Three Months Ended June 30,
	2007	2006
Net revenues	$562.2	$603.7

Direct operating expenses (excluding depreciation and amortization)	171.1	231.0
Selling, general and administrative expenses (excluding depreciation and amortization)	158.3	142.7
Merger related expenses	4.2	6.6
Depreciation and amortization	40.9	20.6

Operating expenses	374.5	400.9

Operating income	187.7	202.8
Other expenses (income):
Interest expense, net	200.5	23.9
Amortization of deferred financing costs	13.3	0.6
Stock dividend	(0.2)	(0.4)
Equity income in unconsolidated subsidiaries and other	(0.8)	(0.5)

(Loss) income from continuing operations before taxes	(25.1)	179.2
(Benefit) provision for income taxes	(8.7)	69.5

(Loss) income from continuing operations	(16.4)	109.7
Loss from discontinued operation, net of income tax	(3.1)	(2.3)

Net (loss) income	(19.5)	107.4
Unrealized gain on hedging activities, net of tax	27.8	—
Currency translation adjustment	—	(0.4)

Comprehensive (loss) income	$8.3	$107.0

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 12 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited and in millions)

	Three Months Ended June 30, 2007	Three Months Ended March 31, 2007	Six Months Ended June 30, 2006
Net revenues	$562.2	$437.3	$1,006.3

Direct operating expenses (excluding depreciation and amortization)	171.1	160.6	381.3
Selling, general and administrative expenses (excluding depreciation and amortization)	158.3	144.1	270.5
Merger related expenses	4.2	144.2	7.4
Voluntary contribution per FCC consent decree	—	24.0	—
Depreciation and amortization	40.9	20.1	41.2

Operating expenses	374.5	493.0	700.4

Operating income (loss)	187.7	(55.7)	305.9
Other expenses (income):
Interest expense, net	200.5	17.9	48.5
Loss on extinguishment of debt	—	1.6	—
Amortization of deferred financing costs	13.3	0.5	1.5
Stock dividend	(0.2)	(0.5)	(1.0)
Equity income in unconsolidated subsidiaries and other	(0.8)	(0.7)	(1.1)
Gain on sale of Entravision stock	—	—	(1.3)

(Loss) income from continuing operations before taxes	(25.1)	(74.5)	259.3
(Benefit) provision for income taxes	(8.7)	(5.9)	97.2

(Loss) income from continuing operations	(16.4)	(68.6)	162.1
(Loss) income from discontinued operation, net of income tax	(3.1)	1.6	(0.7)

Net (loss) income	(19.5)	(67.0)	161.4
Unrealized gain on hedging activities, net of tax	27.8	—	—
Currency translation adjustment	—	1.7	(0.7)

Comprehensive income (loss)	$8.3	$(65.3)	$160.7

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 13 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Three Months Ended June 30, 2007	Three Months Ended March 31, 2007	Six Months Ended June 30, 2006
Cash flows from operating activities:
Net (loss) income	$(19.5)	$(67.0)	$161.4
(Loss) income from discontinued operation	(3.1)	1.6	(0.7)

(Loss) income from continuing operations	(16.4)	(68.6)	162.1
Adjustments to reconcile (loss) income from continuing operations to net cash (used in) provided by operating activities:
Depreciation	19.9	19.5	39.7
Amortization of intangible assets and deferred financing costs	34.2	1.2	2.9
Deferred income taxes	6.5	20.5	29.3
Share-based compensation	1.4	36.5	6.1
Other non-cash items	(0.8)	0.9	(2.5)
Changes in operating assets and liabilities:
Accounts receivable, net	(107.8)	62.6	(128.8)
Program rights	(3.2)	4.7	4.7
Deferred tax assets	—	—	(6.3)
Prepaid expenses and other	(5.0)	(23.4)	34.1
Accounts payable and accrued liabilities	(50.6)	91.4	(6.7)
Income taxes	(15.6)	(30.0)	33.0
Accrued interest	136.2	(6.2)	(1.8)
Accrued license fees	0.3	1.5	(3.4)
Program rights obligations	3.0	(1.2)	(0.6)
Other, net	(11.2)	8.5	(1.4)

Net cash (used in) provided by operating activities from continuing operations	(9.1)	117.9	160.4
Net cash (used in) provided by operating activities from discontinued operation	(4.5)	3.1	(13.3)

Net cash (used in) provided by operating activities	(13.6)	121.0	147.1

Cash flows from investing activities:
Acquisition of radio stations	—	—	(12.4)
Capital expenditures	(15.7)	(15.6)	(49.4)
Proceeds from sale of Entravision stock	—	—	51.1
Proceeds from sale of investment	19.6	—	—
Other, net	(0.1)	(0.3)	(0.3)

Net cash provided by (used in) investing activities from continuing operations	3.8	(15.9)	(11.0)
Net cash used in investing activities from discontinued operation	—	(0.4)	(4.9)

Net cash provided by (used in) investing activities	3.8	(16.3)	(15.9)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	9,080.0	270.0
Payment for share-based awards	(180.1)	—	—
Capital contribution from management	14.6	—	—
Capital contribution from Buyer	—	3,957.0	—
Purchase of merger equity	—	(12,240.7)	—
Repayment of long-term debt	(1.2)	(261.2)	(418.0)
Purchases of treasury shares	—	(2.6)	—
Proceeds from stock options exercised	—	16.8	23.1
Income tax benefit from share-based awards	—	3.8	4.1
Deferred financing costs	(0.8)	(329.4)	(1.5)
Merger related acquisition cost	(0.1)	(111.6)	—

Net cash (used in) provided by financing activities from continuing operations	(167.6)	112.1	(122.3)
Net cash (used in) provided by financing activities from discontinued operation	—	—	—

Net cash (used in) provided by financing activities	(167.6)	112.1	(122.3)

Net (decrease) increase in cash	(177.4)	216.8	8.9
Cash and cash equivalents, beginning of period	320.3	103.5	99.4

Cash and cash equivalents, end of period	$142.9	$320.3	$108.3

Supplemental disclosure of cash flow information:

Interest paid	$72.2	$22.3	$42.0

Income taxes paid	$4.5	$0.7	$37.6